Exhibit 5.1

DLA Piper LLP (US)
The Marbury Building
6225 Smith Avenue
Baltimore, Maryland 21209-3600
www.dlapiper.com

T 410.580.3000 F 410.580.3001

September 30, 2014

W. P. Carey Inc.

50 Rockefeller Plaza

New York, New York 10020

Re:                            W. P. Carey Inc.

Ladies and Gentlemen:

We have acted as outside counsel to W. P. Carey Inc., a Maryland corporation (the “Company”), and have been requested to render this opinion in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to the automatic shelf registration statement on Form S-3 (File No. 333-194389) prepared and filed by the Company with the U.S. Securities and Exchange Commission (the “Commission”) on March 7, 2014 (as amended through the date hereof, excluding the documents incorporated by reference therein, the “Registration Statement”), including a base prospectus, dated March 7, 2014, included therein at the time the Registration Statement became effective (the “Base Prospectus”), the preliminary prospectus supplement, dated September 22, 2014 and filed by the Company with the Commission on September 22, 2014 pursuant to Rule 424(b) under the Securities Act (together with the Base Prospectus, the “Preliminary Prospectus”), and the prospectus supplement dated September 24, 2014 and filed by the Company with the Commission on September 26, 2014 pursuant to Rule 424(b) under the Securities Act (the “Prospectus Supplement” and together with the Base Prospectus, the “Prospectus”) for the offer, issue and sale by the Company of 4,600,000 shares (including 600,000 shares to cover the exercise of the overallotment option in full) (the “Securities”) of common stock, par value $0.001 per share, of the Company (the “Common Stock”).  The Securities are being issued and sold pursuant to an Underwriting Agreement, dated September 24, 2014 (the “Underwriting Agreement”), among the Company and Merrill Lynch, Pierce, Fenner & Smith Incorporated, Citigroup Global Markets Inc. and Wells Fargo Securities, LLC, as Representatives of the several underwriters listed in Schedule 1 thereto (the “Underwriters”).  This opinion is being provided at your request pursuant to Item 601(b)(5) of Regulation S-K, 17 C.F.R. §229.601(b)(5), in connection with the filing of a Current Report on Form 8-K by the Company with the Commission on the date hereof (the “Form 8-K”) and supplements our opinion, dated March 7, 2014, previously filed as Exhibit 5.1 to the Registration Statement.

In our capacity as the Company’s outside counsel, we have reviewed originals or copies, certified or otherwise identified to our satisfaction, of the following documents (collectively, the “Documents”):

(a)                                 The charter of the Company, as in effect on the date hereof, represented by the Articles of Amendment and Restatement filed of record with the Maryland State Department of Assessments and Taxation (the “SDAT”) on June 21, 2012 and the Articles of Merger filed of record with the SDAT on September 27, 2012 and effective as of September 28, 2012 (each in the form attached to the Officer’s Certificate (as defined below)) (the “Charter”);

(b)                                 The Amended and Restated Bylaws of the Company, dated as of June 21, 2012 and as in effect on the date hereof (in the form attached to the Officer’s Certificate) (the “Bylaws”);

(c)                                  The Registration Statement, including the Base Prospectus contained therein;

(d)                                 The Preliminary Prospectus;

(e)                                  The Prospectus Supplement;

(f)                                   An executed copy of the Underwriting Agreement (as attached to the Officer’s Certificate);

(g)                                  A certificate of an officer of the Company, dated as of the date hereof, as to certain factual matters (the “Officer’s Certificate”);

(h)                                 A certificate of the Chief Legal Officer of the Company, dated as of the date hereof, as to the resolutions adopted by the Company’s Board of Directors and duly authorized Pricing Committees thereof (the “Chief Legal Officer Certificate”);

(i)                                     Resolutions adopted by the Company’s Board of Directors on January 23, 2014 and September 18, 2014 relating to, among other things, the preparation and filing of Registration Statement, the Preliminary Prospectus and the Prospectus, the authorization, execution and delivery of the Underwriting Agreement and the issuance, offer and sale of the Securities (in each case, as attached to the Chief Legal Officer Certificate);

(j)                                    Resolutions adopted by a Pricing Committee of the Company’s Board of Directors on March 4, 2014 and September 24, 2014 relating to the preparation and filing of Registration Statement and to the final terms for the issuance, offer and sale of the Securities (in each case, as attached to the Chief Legal Officer Certificate);

(k)                                 A short form good standing certificate with respect to the Company issued by the Maryland State Department of Assessments and Taxation, dated as of September 30, 2014; and

(l)                                     Such other documents as we have considered necessary to the rendering of the opinion expressed below.

In examining the Documents, and in rendering the opinion set forth below, we have assumed, without independent investigation, the following:  (a) each of the parties to the Documents (other than the Company) has duly and validly authorized, executed and delivered each of the Documents to which such party (other than the Company) is a signatory and each instrument, agreement and other document executed in connection with the Documents to which such party (other than the Company) is a signatory and each such party’s (other than the Company’s) obligations set forth in such Documents and each other instrument, agreement and other document executed in connection with such Documents, are its legal, valid and binding obligations, enforceable in accordance with their respective terms; (b) each person executing any Document and any other instrument, agreement and other document executed in connection with the Documents on behalf of any such party (other than the Company) is duly authorized to do so; (c) each natural person executing any Document and any other instrument, agreement and other document executed in connection with the Documents is legally competent to do so; (d) there are no oral or written modifications of or amendments or supplements to the Documents (other than such modifications or amendments or supplements identified above and attached to the Officer’s Certificate) and there has been no waiver of any of the provisions of the Documents by actions or conduct of the parties or otherwise; and (e) all Documents submitted to us as originals are authentic, all Documents submitted to us as certified or photostatic copies or telecopies or portable document file (“.PDF”) copies conform to the original Documents (and the authenticity of the originals of such copies), all signatures on all documents submitted to us for examination (and including signatures on photocopies, telecopies and .PDF copies) are genuine, and all public records reviewed are accurate and complete.  As to all factual matters relevant to the opinion set forth below, we have relied upon the representations and warranties made in the Purchase Agreement and in the Officer’s Certificate as to the factual matters set forth therein, which we assume to be accurate and complete, and on the written statements and representations of public officials and our review of the Documents.

Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that the Securities have been duly authorized and upon issuance and delivery against payment therefor in accordance with the terms of the Underwriting Agreement, will be validly issued, fully paid and non-assessable.

The opinion expressed above is subject to the following assumptions, exceptions, qualifications and limitations:

(a)                                  The foregoing opinion is rendered as of the date hereof. We assume no obligation to update such opinion to reflect any facts or circumstances that may hereafter come to our attention or changes in the law which may hereafter occur.

(b)                                  We have made no investigation of, and we express no opinion as to, the laws of any jurisdiction other than the laws of the State of Maryland.  This opinion concerns only the effect of the laws (exclusive of the principles of conflict of laws) of the State of Maryland as currently in effect.

(c)                                   We express no opinion as to compliance with the securities (or “blue sky”) laws of any jurisdiction.

(d)                                  We have assumed that the Securities will not be issued or transferred in violation of the restrictions on transfer and ownership contained in Article VI of the Charter.

(e)                                   This opinion is limited to the matters set forth herein, and no other opinion should be inferred beyond the matters expressly stated.

We consent to the filing of this opinion with the Commission as an exhibit to the Current Report on Form 8-K and to the reference to our firm under the heading “Legal Matters” in the Prospectus Supplement relating to the Securities.  In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

DLA Piper LLP (US)

/s/ DLA Piper LLP (US)